Lihua International Names Crowe Horwath (HK) CPA Limited Independent Auditors

Danyang, China – July 21, 2010 – Lihua International, Inc. (Nasdaq: LIWA)
("Lihua" or the "Company"), a leading Chinese developer, designer, and manufacturer of low cost, high quality alternatives to pure copper products, such as refined copper products and superfine and magnet wire, including copper clad aluminum ("CCA") wire, today announced that it has appointed Crowe Horwath (HK) CPA Limited to serve as the Company’s independent registered public accountants effective July 16, 2010.

Crowe Horwath replaces AGCA, Inc., as Lihua’s independent registered public accountants. The change in accounting firms was approved by the Company’s audit committee and was not the result of any dissatisfaction with the level of service provided by AGCA or any disputes relating to matters of accounting principle or practices, auditing procedures or financial statement disclosures.

“Crowe Horwath HK operates under the banner of one of the top 10 public accounting and consulting firms in the world. As we continue to grow our Company we believe that engaging an independent auditor of this caliber is paramount to supporting our future financial growth goals,” said Jianhua Zhu, Chairman and CEO of Lihua. “We are confident that, going forward, we will continue to receive the high level of commitment to which we are accustomed, with access to a broader range of services and the support of a larger, global organization.”

About Lihua International, Inc.
Lihua, through its two wholly-owned subsidiaries, Lihua Electron and Lihua Copper, is a leading value-added manufacturer of copper replacement products for China's rapidly growing copper wire and copper replacement product market. Lihua is one of the first vertically integrated companies in China to develop, design, manufacture, market and distribute lower cost, high quality alternatives to pure copper magnet wire and pure copper alternative products. Lihua's products include CCA and pure copper products including copper wire and copper rod, which are produced from recycled scrap copper. Lihua's products are sold in China either directly to manufacturers or through distributors in the wire and cable industries and manufacturers in the consumer electronics, white goods, automotive, utility, telecommunications and specialty cable industries. Lihua's corporate and manufacturing headquarters are located in the heart of China's copper industry in Danyang, Jiangsu Province. For more information, visit: http://www.lihuaintl.com.

Lihua International, Inc.

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Safe Harbor Statement
This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future, including, without limitation, statements about its business or growth strategy, general industry conditions including availability of copper or recycled scrap copper, future operating results of the Company, capital expenditures, expansion and growth opportunities, bank borrowings, financing activities and other such matters, are forward-looking statements. Although the Company believes that its expectations stated in this press release are based on reasonable assumptions, actual results may differ from those projected in the forward-looking statements.

Please note that information in this press release reflects management views as of the date of issuance.

Contacts:
Lihua International, Inc.
Daphne Huang
EVP of Corporate Finance and Director of Investor Relations
(516) 717-9939
daphne.huang@lihuaintl.com

The Piacente Group, Inc.
Investor Relations
Brandi Floberg or Lee Roth
(212) 481-2050
lihua@tpg-ir.com

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